Registration No. 33-92100
                                                               Rule 424(b)(3)

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 11, 1995

                    MLCC Mortgage Investors, Inc., Seller
                  Subordinate Mortgage Backed Certificates,
                      Series 1995-S1, Class A-1 and A-2

                       MERRILL LYNCH CREDIT CORPORATION
                          Certificate Administrator
_________________________________________________________________

     On August 15, 1995, Subordinate Mortgage Backed Certificates, Series 1995-S1, Class A-1 and A-2 (the "Class A Certificates") were issued in an approximate original aggregate principal amount of $50,117,687. The Class A Certificates represented beneficial interests of approximately 59.41% in the Trust Fund comprised of certain subordinate mortgage pass-through certificates issued pursuant to separate pooling and servicing agreements among Merrill Lynch Home Equity Acceptance, Inc., Merrill Lynch Mortgage Investors, Inc. or MLCC Mortgage Investors, Inc., as seller, Merrill Lynch Credit Corporation, as servicer, and Bankers Trust Company of California, N.A., as trustee. This Prospectus Supplement to the above-referenced Prospectus supplements and updates certain of the information set forth in the Prospectus. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on pages 74 and 75 of the Prospectus are hereby updated, in their entirety, as follows:




         PRIMEFIRST(Registered Trademark) LOAN DELINQUENCY EXPERIENCE
                            (Dollars in Thousands)
                                      December 31, 1996              December 31, 1995              December 31, 1994
         			 --------------------------    ----------------------------    -------------------------
                                  Number of                                                     Number of
                                 PrimeFirst       Principal        Number of      Principal    PrimeFirst      Principal
                                   Loans            Amount     PrimeFirst Loans    Amount        Loans           Amount
				 -----------      ---------    ----------------   ---------    ----------      ---------
PrimeFirst Loans
  Outstanding . . . . . . . .       11,054       $4,331,131           8,272      $3,536,761       7,615        $3,351,328
Delinquency Period
  30-59 Days  . . . . . . . .          180       $   84,297             127      $   56,370         121        $   86,279
  60-89 Days  . . . . . . . .           19            6,583              13           7,917          20            18,152
  90 Days or More*  . . . . .           29           27,590              44          45,749          17            19,257
				    ------       ----------           -----      ----------       -----        ----------
     Total Delinquency  . . .          228          118,470             184      $  110,036         158        $  123,688
				    ======       ==========           =====      ==========       =====        ==========
Delinquencies as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding . . . . . . . .         2.06%            2.74%           2.22%           3.11%       2.07%             3.69%

Foreclosures  . . . . . . . .           29       $   39,100              28      $   38,209          18        $   15,637
Foreclosures as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding . . . . . . . .         0.26%            0.90%           0.34%           1.11%       0.24%             0.47%




_________________________________
*  Does not include loans subject to bankruptcy proceedings.


            PRIMEFIRST(Registered Trademark) LOAN LOSS EXPERIENCE
                            (Dollars in Thousands)


                                                Year Ended        Year Ended          Year Ended
                                             December 31, 1996 December 31, 1995   December 31, 1994
 					     ----------------- -----------------   -----------------
Average Principal Balance of PrimeFirst
  Loan Portfolio . . . . . . . . . . . . .      $3,933,946        $3,444,045            $2,807,875
Average Number of PrimeFirst Loans
  Outstanding
  During the Period . . . . . . . . . . . .          9,663             7,944                 6,287

Gross Charge-offs . . . . . . . . . . . . .     $    6,157        $    1,840            $      457
Recoveries  . . . . . . . . . . . . . . . .              0                 0                     0
						----------        ----------            ----------
Net Charge-offs . . . . . . . . . . . . . .     $    6,157        $    1,840            $      457
						==========        ==========            ==========
Net Charge-offs as a percent of Average
  Principal Balance Outstanding . . . . . .           0.16%             0.05%                 0.02%



     The first two tables set forth after the second paragraph under the heading "MLCC and its Mortgage Program-Delinquency and Loan Loss Experience" on pages S-28 and S-29 of the Prospectus Supplement are hereby updated, in their entirety as follows:



              REVOLVING CREDIT LINE LOAN DELINQUENCY EXPERIENCE
                            (DOLLARS IN THOUSANDS)



                                                                       As of December 31,
					------------------------------------------------------------------------------------
                                        1991           1992           1993          1994           1995            1996
					-----	      --------	     ---------	   -------	---------	------------
Number of revolving credit
  line loans serviced . . . . . .         15,913         15,084         13,839        15,598         25,056           28,368
Aggregate loan balance of
  revolving credit line
  loans serviced  . . . . . . . .     $1,073,492     $1,062,930     $1,037,427    $1,079,693     $1,293,483       $1,353,800
Loan balance of revolving
  credit line loans 2 months
  delinquent  . . . . . . . . . .     $    2,250     $    3,717     $    5,161    $    5,358     $    8,447       $    8,292
Loan balance of revolving
  credit line loans 3 months
  or more delinquent  . . . . . .     $   22,361     $   18,751     $   17,508    $   22,989     $   33,763       $   39,508
Total of 2 months or more
  delinquent as a percentage
  of aggregate loan balance of
  revolving credit line loans . .          2.29%          2.11%          2.19%         2.63%          3.26%            3.53%



                  REVOLVING CREDIT LINE LOAN LOSS EXPERIENCE
                            (DOLLARS IN THOUSANDS)


                                                                       As of December 31,
				     ---------------------------------------------------------------------------------------
                                        1991           1992           1993          1994           1995            1996
				     ----------	      ---------	   ----------	  -----------	 -----------	------------
Number of revolving credit
  line loans serviced . . . . . .         15,913         15,084         13,839        15,598         25,056           28,368
Aggregate loan balance of
  revolving credit line
  loans serviced  . . . . . . . .     $1,073,492     $1,062,930     $1,037,427    $1,079,693     $1,293,483       $1,353,800
For the Period:
  Gross Charge-offs
    dollars . . . . . . . . . . .     $      936     $    1,447     $    3,153    $    1,118     $    3,700       $    1,860
  Percentage(1)                            0.09%          0.14%          0.30%         0.10%          0.29%            0.14%




_____________
    (1) As a percentage of aggregate balance of revolving credit line loans serviced.

         The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs-Dime Revolving Credit Loans-Delinquency and Loan Experience" on page 81 of the Prospectus are hereby updated, in their entirety, as follows:


                    DIME PORTFOLIO DELINQUENCY EXPERIENCE




                                                                       AS OF DECEMBER 31,
							 ---------------------------------------------
                                                             1993        1994       1995       1996
							  ----------   ---------   --------   --------
Number of revolving credit line loans Serviced  . . .         5,033      4,417      3,919       3,356
Aggregate loan balance of revolving credit line
  loans serviced  . . . . . . . . . . . . . . . . . .      $273,325   $233,053   $200,367    $163,241
Loan balance of revolving credit line loans
  2 Months delinquent . . . . . . . . . . . . . . . .    $      773   $  1,743   $  1,000    $  1,039
Loan balance of revolving credit line loans 3 mos.
  or more delinquent  . . . . . . . . . . . . . . . .    $      807   $  2,056   $  2,885    $  3,145
Total of 2 months or more delinquent as a percentage
   of aggregate loan balance of revolving credit line
   loans serviced . . . . . . . . . . . . . . . . . .          0.58%      1.63%      1.94%       2.56%


                                  Dime Portfolio Loan Loss Experience

                                                                       As of December 31,
							 ---------------------------------------------
                                                             1993        1994       1995       1996
							  ----------   ---------   --------   --------
As of end of period:
  Number of revolving credit line loans serviced  . .         5,033      4,417      3,919       3,356
  Aggregate loan balance of revolving credit line          $273,325   $233,053   $200,367    $163,241
For the period:
  Gross charge-offs dollars . . . . . . . . . . . . .      $      0   $     74   $     95    $    327
  Percentage(1) . . . . . . . . . . . . . . . . . . .          0.00%      0.03%      0.05%       0.20%



_______________
(1) As a percentage of aggregate balance of revolving credit line loans serviced.




    The information contained in the tables entitled "Statistics Date Group 1 Loan Principal Balances", "Range of Prime Index Based Group 1 Margins" and "Range of Six-Month LIBOR Based Group 1 Margins", "Statistics Data Fixed Rate Loan Principal Balances" and "Statistics Date Group 2 Loan Principal Balances" under the heading "The Mortgage Pools" on pages 58, 59, 62 and 64 respectively, of the Prospectus are hereby updated to indicate, as of December 31, 1996, the Mortgage Loan Balances and margins of the Mortgage Loans:



      GROUP 1 LOAN PRINCIPAL BALANCES AS OF DECEMBER 31, 1996
                                                                                                             % of Group 1
                                                      Number of                   Principal                    Loans by
        Range of Principal Balances                 Group 1 Loans                  Balance                Principal  Balance
-------------------------------------------         -------------              ---------------            ------------------
$    0.00-     49,999.99  . . . . . . . .                   33                 $     842,160.85                    0.07%
$    50,000.00-     54,999.99 . . . . . .                   12                       615,317.72                    0.05
$    55,000.00-     59,999.99 . . . . . .                    9                       506,829.07                    0.04
$    60,000.00-     74,999.99 . . . . . .                   27                     1,822,928.85                    0.15
$    75,000.00-     99,999.99 . . . . . .                  114                    10,605,400.38                    0.88
$    100,000.00-    149,999.99  . . . . .                  414                    50,963,333.35                    4.25
$    150,000.00-    199,999.99  . . . . .                  316                    55,539,401.33                    4.63
$    200,000.00-    249,999.99  . . . . .                  338                    74,365,625.45                    6.22
$    250,000.00-    299,999.99  . . . . .                  221                    60,914,124.07                    5.08
$    300,000.00-    349,999.99  . . . . .                  203                    64,400,231.43                    5.37
$    350,000.00-    399,999.99  . . . . .                  137                    51,078,190.01                    4.26
$    400,000.00-    449,999.99  . . . . .                  100                    41,960,625.54                    3.50
$    450,000.00-    499,999.99  . . . . .                   75                    35,507,569.36                    2.96
$    500,000.00-    549,999.99  . . . . .                   74                    38,432,237.66                    3.20
$    550,000.00-    599,999.99  . . . . .                   59                    33,844,772.55                    2.82
$    600,000.00-    649,999.99  . . . . .                   59                    36,512,844.25                    3.04
$    650,000.00-    699,999.99  . . . . .                   47                    31,673,640.87                    2.64
$    700,000.00-    749,999.99  . . . . .                   35                    25,362,811.01                    2.11
$    750,000.00-    799,999.99  . . . . .                   45                    34,812,762.04                    2.90
$    800,000.00-    849,999.99  . . . . .                   28                    23,000,443.86                    1.92
$    850,000.00-    899,999.99  . . . . .                   37                    32,375,021.19                    2.70
$    900,000.00-    949,999.99  . . . . .                   23                    21,202,454.62                    1.77
$    950,000.00-    999,999.99  . . . . .                   27                    26,631,878.12                    2.22
$    1,000,000.00-  1,099,999.99  . . . .                   56                    57,208,021.98                    4.77
$    1,100,000.00-  1,199,999.99  . . . .                   40                    45,395,413.41                    3.78
$    1,200,000.00-  1,299,999.99  . . . .                   31                    38,425,546.96                    3.20
$    1,300,000.00-  1,399,999.99  . . . .                   19                    25,392,730.47                    2.12
$    1,400,000.00-  1,499,999.99  . . . .                   17                    24,604,926.87                    2.05
$    1,500,000.00-  1,599,999.99  . . . .                   16                    24,758,428.75                    2.06
$    1,600,000.00-  1,699,999.99  . . . .                    8                    13,142,089.96                    1.10
$    1,700,000.00-  1,799,999.99  . . . .                   11                    19,300,781.10                    1.61
$    1,800,000.00-  1,899,999.99  . . . .                   10                    18,328,872.49                    1.53
$    1,900,000.00-  1,999,999.99  . . . .                   10                    19,726,204.84                    1.64
$    2,000,000.00-  2,099,999.99  . . . .                   21                    42,375,021.04                    3.53
$    2,100,000.00-  2,199,999.99  . . . .                    2                     4,298,150.31                    0.36
$    2,200,000.00-  2,299,999.99  . . . .                    6                    13,510,701.62                    1.13
$    2,400,000.00-  2,499,999.99  . . . .                    8                    19,604,250.27                    1.63
$    2,500,000.00-  2,599,999.99  . . . .                    5                    12,599,999.74                    1.05
$    2,600,000.00-  2,699,999.99  . . . .                    3                     7,800,000.00                    0.65
$    2,700,000.00-  2,799,999.99  . . . .                    1                     2,745,000.00                    0.23
$    2,800,000.00-  2,899,999.99  . . . .                    1                     2,850,000.00                    0.24
$    2,900,000.00-  2,999,999.99  . . . .                    3                     8,919,886.87                    0.74
$    3,000,000.00 or Higher . . . . . . .                   12                    45,523,980.46                    3.80
							 -----		      -----------------		         -------
TOTALS  . . . . . . . . . . . . . . . . .                2,713                $1,199,480,610.72                  100.00%
							 =====		      =================		         =======



                  Range of Prime Index Based Group 1 Margins
                           as of December 31, 1996


                                                                                      % of
                                 Number of                                   Prime Index Based
                             Prime Index Based                                Group 1 Loans by
           Margin              Group 1 Loans      Principal Balance          Principal Balance
	-----------          ------------------   -------------------        ------------------
          -0.500%                       4              $ 1,497,280.36		      0.64%
          -0.375%                       1                  262,000.00                 0.11
          -0.250%                      33               43,801,043.26                18.77
          -0.125%                      47               31,592,550.46                13.54
           0.000%                     190               74,868,099.81                32.06
           0.125%                      12                6,910,466.64                 2.96
           0.250%                     177               37,455,313.90                16.05
           0.375%                       7                1,624,078.07                 0.70
           0.500%                     249               30,892,234.54                13.24
           0.625%                       9                1,151,361.24                 0.49
           0.750%                      20                2,222,367.26                 0.95
           0.875%                       3                  480,499.80                 0.21
           1.000%                       5                  643,878.20                 0.28
				     ----	      ---------------		    ------
            TOTALS                    757             $233,401,173.54               100.00%
				     ====	      ===============		    ======





                RANGE OF SIX-MONTH LIBOR BASED GROUP 1 MARGINS
                          AS OF DECEMBER 31, 1996


                                      Number of                             % of Six-Month LIBOR Based
                               Six-Month LIBOR Based                       Group 1 Loans by Principal
           Margin                  Group 1 Loans        Principal Balance            Balance
  	 -----------            ------------------    -------------------    ------------------------
          0.875%                          3                  $2,429,679.95            0.25%
          1.000%                          8                   6,141,318.52            0.64
          1.125%                          7                   4,924,053.56            0.51
          1.250%                         14                   7,084,549.11            0.74
          1.500%                        200                 288,488,260.17           29.94
          1.625%                        194                 145,669,518.33           15.12
          1.750%                        491                 243,370,115.97           25.27
          1.875%                        114                  63,821,236.78            6.63
          2.000%                        362                 107,591,119.19           11.17
          2.125%                         59                  15,061,879.97            1.56
          2.250%                        333                  54,474,948.29            5.66
          2.375%                         60                   9,278,555.35            0.96
          2.500%                         81                  12,517,113.07            1.30
          2.625%                          7                     827,488.32            0.09
          2.750%                         12                   1,466,451.78            0.15
				      -----		   ---------------	    -------
     TOTALS                           1,945                $963,146,288.36          100.00%
				      =====		   ===============	    =======


      Fixed Rate Group 1 Loan Principal Balances as of December 31, 1996
                                                                                           % of Fixed
                                                                                          Rate Group 1
                                              Number of                                     Loans by
                                             Fixed Group             Principal             Principal
     Range of Principal Balances               1 Loans                Balance               Balance
-------------------------------------	     -------------	------------------	 ---------------
$    0.00 -    49,999.99  . . . . .                55            $   2,204,699.69             0.91%
$    50,000.00 -    54,999.99 . . .                27                1,415,494.00             0.59
$    55,000.00 -    59,999.99 . . .                21                1,211,349.60             0.50
$    60,000.00 -    74,999.99 . . .                70                4,734,519.69             1.96
$    75,000.00 -    99,999.99 . . .               111                9,705,667.54             4.02
$    100,000.00 -   149,999.99  . .               126               15,568,255.57             6.45
$    150,000.00 -   199,999.99  . .               122               21,738,181.69             9.00
$    200,000.00 -   249,999.99  . .               133               29,885,191.79            12.37
$    250,000.00 -   299,999.99  . .               107               28,966,395.42            11.99
$    300,000.00 -   349,999.99  . .                49               15,870,327.19             6.57
$    350,000.00 -   399,999.99  . .                33               12,227,404.63             5.06
$    400,000.00 -   449,999.99  . .                24               10,123,503.66             4.19
$    450,000.00 -   499,999.99  . .                18                8,468,719.28             3.51
$    500,000.00 -   549,999.99  . .                27               13,959,730.12             5.78
$    550,000.00 -   599,999.99  . .                14                8,031,453.42             3.32
$    600,000.00 -   649,999.99  . .                 5                3,128,002.15             1.29
$    650,000.00 -   699,999.99  . .                 9                6,095,004.01             2.52
$    700,000.00 -   749,999.99  . .                 9                6,450,168.71             2.67
$    750,000.00 -   799,999.99  . .                 4                3,123,657.32             1.29
$    800,000.00 -   849,999.99  . .                 3                2,477,371.53             1.03
$    850,000.00 -   899,999.99  . .                 8                6,963,382.77             2.88
$    900,000.00 -   949,999.99  . .                 3                2,816,893.70             1.17
$    950,000.00 -   999,999.99  . .                10                9,697,292.79             4.01
$1,000,000.00 - 1,099,999.99  . . .                 6                6,359,714.86             2.63
$1,100,000.00 - 1,199,999.99  . . .                 3                3,495,426.43             1.45
$1,200,000.00 - 1,299,999.99  . . .                 1                1,294,853.59             0.54
$1,900,000.00 - 1,999,999.99  . . .                 1                1,944,512.17             0.81
$3,000,000.00 or Higher . . . . . .                 1                3,594,930.90             1.49
						-----		 ----------------	    -------
     TOTALS                                     1,000            $ 241,552,104.22           100.00%
						=====		 ================	    =======



           GROUP 2 LOAN PRINCIPAL BALANCES AS OF DECEMBER 31, 1996


                                                                                       % of Group 2
                                            Number of             Principal              Loans by
     Range of Principal Balances          Group 2 Loans            Balance           Principal Balance
-----------------------------------      ----------------     ---------------       -------------------
$    4,999.99 or Lower  . . . . . .           3,123           $  7,087,441.96              2.06%
$    5,000.00 -     9,999.99  . . .           1,502             10,684,849.96              3.11
$    10,000.00 -    14,999.99 . . .             891             10,834,086.94              3.15
$    15,000.00 -    19,999.99 . . .             619             10,744,014.47              3.13
$    20,000.00 -    24,999.99 . . .             530             11,790,634.53              3.43
$    25,000.00 -    29,999.99 . . .             417             11,412,572.31              3.32
$    30,000.00 -    34,999.99 . . .             302              9,796,404.59              2.85
$    35,000.00 -    39,999.99 . . .             239              8,970,698.34              2.61
$    40,000.00 -    44,999.99 . . .             213              9,000,747.36              2.62
$    45,000.00 -    49,999.99 . . .             196              9,370,652.94              2.73
$    50,000.00 -    54,999.99 . . .             170              8,884,083.31              2.59
$    55,000.00 -    59,999.99 . . .             144              8,307,566.24              2.42
$    60,000.00 -    64,999.99 . . .             103              6,433,094.50              1.87
$    65,000.00 -    69,999.99 . . .              89              5,997,256.22              1.75
$    70,000.00 -    74,999.99 . . .              85              6,159,084.77              1.79
$    75,000.00 -    99,999.99 . . .             358             31,296,003.92              9.11
$    100,000.00 -   149,999.99  . .             353             42,950,276.80             12.50
$    150,000.00 -   199,999.99  . .             152             26,451,267.42              7.70
$    200,000.00 -   249,999.99  . .             106             23,386,961.45              6.81
$    250,000.00 -   299,999.99  . .              61             16,673,223.10              4.85
$    300,000.00 -   349,999.99  . .              32             10,406,426.45              3.03
$    350,000.00 -   399,999.99  . .              24              9,082,188.34              2.64
$    400,000.00 -   449,999.99  . .              14              5,846,647.26              1.70
$    450,000.00 -   499,999.99  . .               8              3,779,903.72              1.10
$    500,000.00 -   549,999.99  . .               8              4,182,920.16              1.22
$    550,000.00 -   599,999.99  . .               2              1,140,925.80              0.33
$    600,000.00 -   649,999.99  . .               5              3,078,422.17              0.90
$    650,000.00 -   699,999.99  . .               2              1,354,165.33              0.39
$    700,000.00 -   749,999.99  . .               3              2,180,997.78              0.63
$    750,000.00 -   799,999.99  . .               2              1,508,024.00              0.44
$    800,000.00 -   899,999.99  . .               2              1,790,879.63              0.52
$    900,000.00 -   999,999.99  . .               2              1,987,866.66              0.59
$1,000,000.00 -     1,099,999.99  .               3              3,127,837.74              0.91
$1,100,000.00 -     1,199,999.99  .               2              2,257,945.81              0.66
$1,200,000.00 -     1,299,999.99  .               1              1,205,555.75              0.35
$1,400,000.00 -     1,499,999.99  .               1              1,499,912.00              0.44
$1,500,000.00 -     1,599,999.99  .               1              1,500,000.00              0.44
$1,700,000.00 -     1,799,999.99  .               1              1,700,000.00              0.49
$1,900,000.00 -     1,999,999.99  .               1              1,999,383.23              0.58
$2,200,000.00 -     2,299,999.99  .               1              2,294,186.16              0.67
$2,400,000.00 -     2,499,999.99  .               1              2,499,383.57              0.73
$2,800,000.00 -     2,899,999.99  .               1              2,874,514.68              0.84
					       -----	       --------------		 ------
	     TOTALS                            9,770          $343,529,007.37            100.00%
					       =====	       ==============		 ======



     Additionally, the information contained in the tables entitled "Group 1 Certificate Characteristics" and "Group 2 Certificate Characteristics" under the heading "Description of the Pooled Certificates-General" on pages 35 and 39, respectively, of the Prospectus are hereby updated to indicate, as of December 31, 1996, the Certificate Characteristics:



                      GROUP 1 CERTIFICATE CHARACTERISTICS AS OF DECEMBER 31, 1996

                       Parties to                                 Original                                             Current
                         Pooling      Type                         Senior           Original          Current           Senior
              Month        and         of        Original         Mortgage           Pooled         Group1 Loan        Mortgage
                of       Servicing   Mortgage     Principal      Certificates      Certificates       Principal      Certificates
   Series    Issuance    Agreement     Loan      Balance(1)       Balance(2)         Balance        Balance(1)(3)    Balance(2)(3)
----------   --------   -----------  --------   -------------   --------------    --------------   ---------------   -------------
MLMI 1993F     9/93        (5)        (6)        $210,704,370     $202,758,500       $7,945,870      $109,381,009    $101,435,139
MLMI 1993I    11/93        (5)        (6)         156,171,951      152,032,000        4,139,951        92,875,590      88,735,639
MLMI 1994A     1/94        (5)        (6)         284,637,957      276,098,000        8,539,957       180,282,910     171,742,953
MLMI 1994F     3/94        (5)        (6)         288,806,078      280,140,000        8,666,078       189,332,830     180,666,752
MLMI 1994H     5/94        (5)        (6)         214,155,739      207,195,000        6,960,739       146,568,729     139,607,990
MLCCMI 1994A   7/94        (5)        (6)         393,157,420      378,795,000       14,362,420       268,091,300     253,728,880
MLCCMI 1994B  12/94        (5)        (6)         306,606,666      296,641,000        9,965,666       212,948,243     202,982,577
	      	                               --------------   --------------      -----------    --------------  --------------
Totals  . .                                    $1,854,240,181   $1,793,659,500      $60,580,681    $1,199,480,611  $1,138,899.930
	                                       ==============   ==============      ===========    ==============  ==============

(table continued)


                                                              Current
                               Original                       Pooled
                                Pooled        Current      Certificates                                     Mortgage
                             Certificates      Pooled         Balance          30-59            60+         Loans in      CPR
                             Balance as a   Certificates      as a %            Day             Day       Foreclosure    for the
                Current          % of       Balance as a      of the       Delinquencies   Delinquencies     as a %      Mortgage
                 Pooled        Original         % of          Group 1         as a %          as a %           of         Loans
              Certificates    Principal      Principal      Certificate     of Principal   of Principal    Principal      in the
    Series     Balance(3)     Balance(1)   Balance(1)(3)    Balance(3)       Balance(3)     Balance(3)     Balance(3)   Series(4)
------------  ------------   -----------   --------------   -----------    --------------  -------------   -----------  ---------
MLMI 1993F     $7,945,870       3.77%          7.26%            13.12%           3.70%           1.66%         4.00%       17.90%
MLMI 1993I      4,139,951       2.65%          4.46%             6.83%           1.98%           1.18%         4.59%       15.10%
MLMI 1994A      8,539,957       3.00%          4.74%            14.10%           0.46%           1.75%         4.52%       14.10%
MLMI 1994F      8,666,078       3.00%          4.58%            14.31%           0.41%           0.21%         1.91%       13.80%
MLMI 1994H      6,960,739       3.25%          4.75%            11.49%           1.25%           1.02%         2.77%       13.30%
MLCCMI 1994A   14,362,420       3.65%          5.36%            23.70%           4.18%           2.46%         0.06%       14.20%
MLCCMI 1994B    9,965,666       3.25%          4.68%            16.45%           2.49%           2.03%         2.34%       16.10%
	      -----------      -------        -------          -------           -------	 -------       -------	   ------
Totals  . . . $60,580,681      3.27%(7)       5.05%(7)         100.00%           2.15%(7)        1.57%(7)      2.47%(7)      N/A
              ===========      =======        =======          =======           =======	 =======       =======	   ======


______________
(1)  Includes only the Group 1 Loans  (i.e., does not include any Fixed  Rate
     Loans).

(2) Includes only those Senior Mortgage Certificates that are principally supported by the Group 1 Loans.

(3)  As of December 31, 1996 (after the January 15, 1997 distribution).

(4) The CPR is the constant rate of prepayment each month, expressed as a per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month, for the period from the Underlying Cut-off Date for the Series to December 31, 1996.

(5) Merrill Lynch Mortgage Investors, Inc. (in the case of Series 1994A (7/94) and Series 1994B, MLCC Mortgage Investors, Inc.), as depositor, MLCC, as Servicer, and Bankers Trust Company of California, N.A., as Underlying Trustee.

(6) The Mortgage Loans in all Loan Groups that principally support the Pooled Certificates are adjustable rate PrimeFirst(Registered Trademark) loans. See "The Mortgage Pools--Group 1 Loans."

(7)  Weighted average of the percentages in the column above such number.




                     GROUP 2 CERTIFICATE CHARACTERISTICS


                    Parties
                       to                                            Original
                    Pooling     Type   Distribu-                      Senior         Original
            Month     and        of       tion        Original       Mortgage         Pooled        Current
             of    Servicing  Mortgage   of Lien        Pool       Certificates    Certificates       Pool
  Series  Issuance Agreement    Loan    Priority       Balance        Balance        Balance       Balance(1)
 -------  -------- ---------  --------  ---------      -------     ------------    -----------   ------------
  1994-1    4/94      (3)      (4)(5)      (6)     $366,122,025    $355,138,000    $10,984,025   $116,081,704
  1994-2    9/94      (3)       (4)        (7)      215,141,299      09,978,000      5,163,299     81,794,835
  1995-1    3/95      (3)      (4)(5)      (8)      339,185,872     331,554,000      7,631,872    144,365,882
						   ------------	   ------------    -----------   ------------
  Totals                                           $920,449,196    $896,670,000    $23,779,196   $342,242,421
						   ============	   ============    ===========   ============

(table continued)
                                            Original
                                             Pooled        Current       Current
                                          Certificates     Pooled         Pooled
                                            Balance     Certificates   Certificates      30-59           60+          Mortgage
                Current                       as a         Balance       Balance          Day            Day          Loans in
                 Senior       Current         % of          as a          as a %     Delinquencies  Delinquencies   Fore-closure
                Mortgage       Pooled       Original        % of          of the        as a %          as a %         as a %
              Certificates  Certificates      Pool          Pool        Respective      of Pool        of Pool          of Pool
   Series      Balance(1)    Balance(1)     Balance        Balance        Total        Balance(1)     Balance(1)     Balance(1)
  --------  ------------- -------------   -----------   -----------     ------------  -------------  ------------  ------------
   1994-1   $105,105,488  $10,984,025          3.00%         9.46%          46.20%         1.52%          1.16%          1.58%
   1994-2     76,631,536    5,163,299          2.40%         6.31%          21.71%         3.39%          2.57%          2.67%
   1995-1    136,734,010    7,631,872          2.25%         5.29%          32.09%         2.02%          1.99%          1.01%
            ------------  -----------          -------      --------       -------         --------       --------       --------
  Totals  . $318,471,034  $23,779,196          2.58%(9)      6.95%(9)      100.00%         2.18%(9)       1.85%(9)       1.60%(9)
            ============  ===========          =======      ========       =======         ========       ========       ========

(table continued)

                 CPR
               for the
	      Mortgage
	        Loans
               in the
 Series       Series(2)
 ------      ----------
 1994-1		34.1%
 1994-2         33.9%
 1995-1         37.2%
              -------
 Totals  .      N/A
              =======

______________
(1)  As of December 31, 1996 (after the January 15, 1997 distribution).

(2) The CPR is the constant rate of prepayment each month, expressed as a per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month, for the period from the Underlying Cut-off Date for the Series to Janaury 15, 1997.

(3)  Merrill Lynch Home Equity Acceptance, Inc. (in the  case of Series 1994-
     1) and MLCC Mortgage Investors, Inc. (in the case of Series 1994-2 and Series 1995-1), as depositor, MLCC, as Servicer, and Bankers Trust Company of California, N.A., as Underlying Trustee.

(4)  MLCC  Revolving Credit  Loans.   See "MLCC  and Its  Mortgage Programs--
     Equity Access(Registered Trademark) Program".

(5) Includes Dime Revolving Credit Loans. See "MLCC and Its Mortgage Programs--Dime Revolving Credit Loans." Substantially all of the Mortgaged Properties securing the Dime Revolving Credit Loans are located in New York.

(6) 55.88% first liens and 44.12% second and third liens, based on the 2,440 MLCC Revolving Credit Loans as of the Statistics Date.

(7) 48.75% first liens and 51.25% second and third liens as of the Statistics Date.

(8) 51.89% first liens and 48.11% second, third and fourth liens, based on the 3,277 MLCC Revolving Credit Loans as of the Statistics Date.

(9)  Weighted average of the percentages in the column above each number.

                        _____________________________

          The date of this Prospectus Supplement is March 31, 1997.